Exhibit 99.2
WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenue	$108,030	$90,264
Cost of operations	42,994	36,565
Sales and marketing	28,407	27,561
General and administrative	18,809	21,848
Depreciation and amortization	7,015	7,103
Interest income	3,409	2,262
Interest expense	5,139	6,536
(Loss) gain on convertible notes	(3,727)	6,647
Loss on auction rate securities	28,848	—
Other expense, net	298	269

Loss from continuing operations before income tax benefit	(23,798)	(709)
Income tax benefit	20,008	1,217

Consolidated (loss) income from continuing operations	(3,790)	508
Consolidated income from discontinued operations, net of tax	—	517

Consolidated net (loss) income inclusive of noncontrolling interest	(3,790)	1,025
Income attributable to noncontrolling interest	—	(610)

Net (loss) income attributable to Company stockholders	$(3,790)	$415

Amounts attributable to Company stockholders:
Loss from continuing operations	$(3,790)	$(194)
Income from discontinued operations	—	609

Net (loss) income attributable to Company stockholders	$(3,790)	$415

Basic and diluted (loss) income per common share:
Loss from continuing operations	$(0.07)	$(0.00)
Income from discontinued operations	—	0.01

Net (loss) income attributable to Company stockholders	$(0.07)	$0.01

Weighted-average shares outstanding used in computing income per common share:
Basic and diluted	52,191	45,217

WEBMD HEALTH CORP.
CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2010	2009
Revenue
Public portal advertising and sponsorship	$86,257	$67,289
Private portal services	21,773	22,975

	$108,030	$90,264

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$25,657	$15,261

Interest, taxes, non-cash and other items (b)
Interest income	3,409	2,262
Interest expense	(5,139)	(6,536)
Income tax benefit	20,008	1,217
Depreciation and amortization	(7,015)	(7,103)
Non-cash stock-based compensation	(7,837)	(9,154)
Non-cash advertising	—	(1,753)
(Loss) gain on convertible notes	(3,727)	6,647
Loss on auction rate securities	(28,848)	—
Other expense, net	(298)	(333)

Consolidated (loss) income from continuing operations	(3,790)	508
Consolidated income from discontinued operations, net of tax	—	517

Consolidated net (loss) income inclusive of noncontrolling interest	(3,790)	1,025
Income attributable to noncontrolling interest	—	(610)

Net (loss) income attributable to Company stockholders	$(3,790)	$415

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.

(b)	Reconciliation of Adjusted EBITDA to consolidated income from continuing operations.

WEBMD HEALTH CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$450,214	$459,766
Accounts receivable, net	120,584	118,155
Prepaid expenses and other current assets	15,697	11,419
Investments	357,342	9,932

Total current assets	943,837	599,272

Investments	—	338,446
Property and equipment, net	49,369	52,194
Goodwill	202,104	202,104
Intangible assets, net	24,943	26,020
Deferred tax asset	75,477	50,789
Other assets	18,567	19,723

Total Assets	$1,314,297	$1,288,548

Liabilities and Equity
Accrued expenses	$48,173	$63,721
Deferred revenue	120,139	98,474
1.75% convertible notes	264,583	264,583
Deferred tax liability	6,731	12,955
Liabilities of discontinued operations	25,965	34,197

Total current liabilities	465,591	473,930

3 1/8% convertible notes, net of discount of $12,151 at March 31, 2010 and $22,641 at December 31, 2009	134,915	227,659
Other long-term liabilities	21,931	22,191

Stockholders’ equity	691,860	564,768

Total Liabilities and Equity	$1,314,297	$1,288,548

WEBMD HEALTH CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from operating activities:
Consolidated net (loss) income inclusive of noncontrolling interest	$(3,790)	$1,025
Adjustments to reconcile consolidated net (loss) income inclusive of noncontrolling interest to net cash provided by (used in) operating activities:
Consolidated income from discontinued operations, net of tax	—	(517)
Depreciation and amortization	7,015	7,103
Non-cash interest	2,090	2,799
Non-cash advertising	—	1,753
Non-cash stock-based compensation	7,837	9,154
Deferred income taxes	(21,463)	(2,604)
Loss (gain) on convertible notes	3,727	(6,647)
Loss on auction rate securities	28,848	—
Changes in operating assets and liabilities:
Accounts receivable	(2,429)	2,247
Prepaid expenses and other, net	(1,829)	(1,224)
Accrued expenses and other long-term liabilities	(14,224)	(20,741)
Deferred revenue	21,665	4,961

Net cash provided by (used in) continuing operations	27,447	(2,691)
Net cash (used in) provided by discontinued operations	(8,233)	2,001

Net cash provided by (used in) operating activities	19,214	(690)

Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	4,500	600
Purchases of property and equipment	(3,114)	(5,309)
Finalization of sale price of discontinued operations	(1,430)	250

Net cash used in continuing operations	(44)	(4,459)
Net cash used in discontinued operations	—	(829)

Net cash used in investing activities	(44)	(5,288)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of cash used for employee withholding taxes	5,775	7,041
Repurchases of convertible notes	(22,565)	(78,183)
Purchase of treasury stock under repurchase program	(6,527)	—
Payment for shares tendered in 2009, delivered in 2010	(6,818)	—
Tax benefit on stock-based awards	1,413	—

Net cash used in financing activities	(28,722)	(71,142)
Effect of exchange rates on cash	—	(245)

Net decrease in cash and cash equivalents	(9,552)	(77,365)
Cash and cash equivalents at beginning of period	459,766	629,848

Cash and cash equivalents at end of period	$450,214	$552,483

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